EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Information Analysis Incorporated of our report dated March 31, 2021, on our audits of the financial statements of Information Analysis Incorporated as of December 31, 2020 and 2019 and for the years then ended, which report is included in Information Analysis Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ CohnReznick LLP

Tysons, Virginia

September 7, 2021